EXHIBIT 23.2

The International Business Law Firm P.C.

Arlington Office:
                                          Telephone: (703) 522-1198
3511 North Thirteenth Street              Fax: (703) 522-1197
Arlington, Virginia 22201-4907 U.S.A.     Email: slewis@iblf.com


CONSENT OF COUNSEL
As Legal Counsel to Baltia Air Lines, Inc., I hereby consent on behalf of myself and The International Business Law Firm, PC to the use of our names in in this Registration Statement on Form S-8 regarding the validity of the Common stock registered therein when it was issued by the Company to the named Security Holder and regarding Forms 10-KSB for 2000 and 10-QSB for 2001 exhibited hereto and incorporated by reference.

                                       /s/ Steffanie J. Lewis
                      The International Business Law Firm, PC


Arlington, Virginia
December 18, 2001